                                 < PROXY >
                                 ---------

        AMISTAR              This Proxy is Solicited on Behalf of the Board
      CORPORATION            of Directors.  The undersigned hereby appoints
   237 Via Vera Cruz         Stuart C. Baker and Carl C. Roecks Proxies,
  San Marcos, CA  92069      each with the power to appoint his substitute,
                             and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Amistar Corporation held of record by the undersigned on March 21, 1997 at the annual meeting of shareholders to be held on May 7, 1997, or any adjournment thereof.

1.   ELECTION OF DIRECTORS   FOR all nominees listed   WITHHOLD AUTHORITY to
                             below (except as marked   vote for all nominees
                             to the contrary below)    listed below ________


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Stuart C. Baker, William W. Holl, Carl C. Roecks, Richard A. Butcher and Gordon S. Marshall

In the event the Directors are able to be elected by cumulative voting, the Proxies will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate.


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

                             When signing as attorney, as executor,
                             administrator, trustee, or guardian, please
                             give full title as such.  If a corporation,
                             please sign in full, corporate name by
                             President or other authorized officer.  If a
                             partnership, please sign in partnership name by
Number of shares_________    authorized person.


Date: ___________________    Signature: ___________________________________

PLEASE MARK, SIGN, DATE AND  _______________________________________________
RETURN THIS PROXY PROMPTLY         Signature if held jointly

                             AMISTAR CORPORATION
                              237 Via Vera Cruz
                         San Marcos, California 92069


                              PROXY STATEMENT
                              March 24, 1997

                                  GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amistar Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 7, 1997 at 10:00 A.M., local time, at the Company headquarters in San Marcos, California, and at any adjournments or adjournments thereof.

At the Annual Meeting, the shareholders of the Company (the "Shareholders") will be asked to elect five Directors. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted. Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the Shareholders on or about March 28,1997.

The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment thereof. At the close of business on the record date there were outstanding 3,228,250 shares of common stock of the Company (the "Common Stock"). The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held (unless there is cumulative voting, as described below). The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

In the event that, prior to the election of Directors, a Shareholder has given notice at the Annual Meeting of such Shareholder's intention to cumulate votes (i.e. to cast for any one or more candidates a number of votes for each share equal to the number of Directors to be elected) and the names of such candidate or candidates have been placed in nomination, then in electing Directors all Shareholders may cumulate their votes for candidates in nomination. Otherwise, no Shareholder shall be entitled to cumulate votes. The Company has not been advised that any Shareholder intends to give notice of intention to nominate a Director or to cumulate votes for Directors. In the event the Directors are to be elected by cumulative voting, the persons named in the accompanying form of proxy will have the discretion to cumulate votes and to distribute such votes among all nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate. Whether or not there is cumulative voting, the five candidates receiving the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect.

If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares of Common Stock will be voted "FOR" the Directors nominated. In matters other than the election of Directors, under California law abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved. For purposes of SEC Rule 16b-3, however, abstentions are treated as votes against the proposal while broker non-votes are not counted.

In the event that sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named the proxies will vote in favor of such adjournment or adjournments.

The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice and the enclosed proxy form and the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals on account of such activities.


                            ELECTION OF DIRECTORS
Nominees
--------

The Bylaws of the Company presently provide that the authorized number of Directors shall be no less than five and no more than nine and that the exact number of Directors shall be fixed from time to time by the Board of Directors. At present, the Board has fixed the number of Directors at five.

At the Annual Meeting, five Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors intends to nominate the five persons named below (each of whom currently serves as a Director until the Annual Meeting and until a successor has been elected and qualified) for election as Directors. Unless otherwise instructed the proxy holders intend to vote the shares of Common Stock represented by the proxies to cause the election of these nominees. All of these nominees have indicated that they are able and willing to serve as Directors, but if any nominee should refuse or be unable to serve, the proxy holders will vote for another person nominated by the Board of Directors. All of the nominees were elected at the Company's Annual Meeting of Shareholders.

Information Concerning Nominees
-------------------------------

The nominees are listed below, together with their ages, positions and offices with the Company.

       Name                 Age                      Title
-------------------       ------   ----------------------------------------

Stuart Baker                65     Chairman of the Board, President and
                                   Director
William W. Holl             66     Vice President of Finance, Treasurer,
                                   Secretary and Director
Carl C. Roecks              63     Director
Richard A. Butcher          56     Director
Gordon S. Marshall          77     Director

All directors are elected at the Annual Meeting of Shareholders to serve until the following Annual Meeting and until their successors are elected and have been qualified.

Mr. Baker, a founder of the Company, has served the Company as a Director and President since its inception in 1971 and as its Chairman of the Board since 1993.

Mr. Holl, a founder of the Company, has served the Company as a Director and as Treasurer and Secretary since its inception in 1971 and as Vice President of Finance since 1978.

Mr. Roecks, a founder and Director of the Company has served the Company in various engineering and management capacities since its inception in 1971. Since 1989 Mr. Roecks has been retired, and serves the Company on a part-time basis.

Mr. Butcher was elected a Director of the Company in February 1984. From 1977 to the present, he has been a Group Managing Director of Marbaix (Holdings) Ltd., an equipment manufacturer and distributor, and the Managing Director of Automation Ltd., a wholly-owned subsidiary of Marbaix and the Company's exclusive distributor in Great Britain and Ireland.

Mr. Marshall has served the Company as the Chairman of the Board from 1974 to 1993. Mr. Marshall is the founder and Chairman of the Board of Marshall Industries, an electronics distribution company.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's Common Stock owned on December 31, 1996 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's directors, executive officers, and by all directors and executive officers as a group.

     Directors, Officers                     Shares
     and 5% Shareholders              Beneficially Owned (1)         Percent
     -------------------              ----------------------         -------

Gordon S. Marshall                     600,000                         18.6%
 9674 Telstar Avenue
 El Monte, Ca 91731

Stuart C. Baker                        409,800   (2)                   12.7%
 237 Via Vera Cruz
 San Marcos, Ca 92069

Donald W. Kratzer                      167,500   (3)                    5.2%
 237 Via Vera Cruz
 San Marcos, Ca 92069

Carl C. Roecks                         250,000   (4)                    7.7%
 237 Via Vera Cruz
 San Marcos, Ca 92069

Dimensional Fund Advisor               198,800   (5)                    6.2%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA  90401

William W. Holl                        150,000   (6)                    4.7%
 237 Via Vera Cruz
 San Marcos, Ca 92069

Richard Butcher                            500   (7)                       *
 Marbaix House, Bessemer Road
 Basingstoke, Hants RG21 3NT
 England, UK

Michael R. Newkirk                      21,000                           .7%
 237 Via Vera Cruz
 San Marcos, Ca 92069

Daniel  C. Finn                          3,000                             *
 237 Via Vera Cruz
 San Marcos, Ca 92069

All directors and officers as a      1,434,300                         44.4%
group (7 persons)



*  Not Meaningful

1) Except as indicated in other notes to this table, each shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws.

2) Represents shares held by the Baker Family Trust dated January 16, 1985 for which Mr. Baker and his wife are co-trustees.

3) Represents shares held by the Kratzer Family Trust dated January 18, 1981 for which Mr. Kratzer and his wife are co-trustees.

4) Represents shares held by the Roecks Family Trust dated June 7, 1984 for which Mr. Roecks and his wife are co-trustees.

5) Information as of December 31, 1996 reported on Schedule 13G dated February 5, 1997 under the Securities Exchange Act of 1934.

6)   Excludes 1,500 shares held by Mrs. Holl.

7) Represents shares owned by Marbaix (Holdings) Ltd. of which Mr. Butcher is Group Managing Director.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash Compensation
-----------------

The following table sets forth information concerning cash compensation paid or accrued for services rendered during the year ended December 31, 1996 to each of the executive officers of the Company.

I.   SUMMARY COMPENSATION TABLE

The purpose of this table is to set forth in specific columnar form the total compensation of the CEO/President and the only executives who earn more than $100,000 per year in salary and bonuses.

--------------------------------------------------------------------
                         Annual Compensation
--------------------------------------------------------------------
    (a)              (b)       (c)        (d)              (e)
                                                       (1) Other
Name and                                                 Annual
Principal Position  Year    Salary ($)  Bonus ($)     Compensation
--------------------------------------------------------------------
Stuart C. Baker     1994    $140,000     $9,100          $7,200
President           1995    $146,000       $0            $7,200
                    1996    $146,000    $57,668          $7,200

William W. Holl     1994    $125,000     $6,440         $10,950
V.P. Finance        1995    $131,000       $0           $11,130
                    1996    $136,000    $43,798         $11,280

Michael Newkirk     1994    $130,000     $8,400          $9,400
V.P.Sales/Marketing 1995    $136,000       $0           $10,805
                    1996    $136,000    $45,088         $11,280

(1) Includes $7,200 car allowance for each named individual plus Company's matching contributions to Mr. Holl's and Mr. Newkirk's participation in the Company's 401-K Plan.

                               Long-Term Compensation
--------------------------------------------------------------------------
                     |         Awards         |   Payouts  |
---------------------------------------------------------------------------
                     |     (f)         (g)    |    (h)     |     (i)
                     |  Restricted            |            |
Name and             |    Stock     Options/  |   LTIP     |   All Other
Principal Position   |   Award(s)     SARs    | Payouts ($)|  Compensation
---------------------------------------------------------------------------
Stuart C. Baker      |    $0          0            $0
President            |    $0          0            $0
                     |    $0          0            $0
                     |
William W. Holl      |    $0          0            $0
V.P. Finance         |    $0          0            $0
                     |    $0          0            $0
                     |
Michael Newkirk      |    $0          0            $0
V.P.Sales/Marketing  |    $0          0            $0
                     |    $0          0            $0



Report of the Compensation Committee
------------------------------------

The Committee which determines and administers the compensation of the Company's executive officers endeavors to ensure that the compensation program for executive officers is effective in attracting and retaining the key executives responsible for the success of the corporation. The Company has no written contracts with any of its key executives.

The Committee takes into account various indicators of corporate and individual performance in determining the level of executive compensation, as net income, earnings per share and return on investment. The Committee also must establish base salaries of the President and other executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position.


The Committee may also grant stock options to executive officers and key employees. No options have been granted to Mr. Baker or to Mr. Holl. In 1996 Mr. Newkirk exercised options totaling 1,250 shares.

G. S. Marshall            R. A. Butcher            S. C. Baker

II.     OPTION/ SAR GRANTS TABLE

This table sets forth the hypothetical potential value of options granted during the last year to those individuals named in Table I assuming an annual price appreciation of 5% and 10%



                                                             | Potential Realizable  |
                                                             |   Value at Assumed    |  Alternative
                                                             |Annual Rates of Stock  |  to (f) & (g)
                                                             | Price Appreciation    |   Grant Date
                    Individual                               |   for Option Term     |      Value
                      Grants                                 |                       |
----------------------------------------------------------------------------------------------------
    (a)          (b)          (c)          (d)         (e)   |      (f)          (g)         (h)
                          % of Total                         |
              Options/   Options/SARs    Exercise            |                            Grant Date
                SARs      Granted to     or Base   Expiration|                             Present
    Name      Granted     Emp. in FY      Price       Date   |     5% ($)      10% ($)    Value ($)
----------------------------------------------------------------------------------------------------
Stuart C. Baker  0            0            $0                |       $0          $0          $0
President                                                    |
                                                             |
----------------------------------------------------------------------------------------------------
William W. Holl  0            0            $0                |       $0          $0          $0
V.P. Finance                                                 |
                                                             |
----------------------------------------------------------------------------------------------------
Michael Newkirk  0           0             $0                |       $0          $0          $0
V.P. Sales/Mkt.                                              |
                                                             |
----------------------------------------------------------------------------------------------------





III.     OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

This table sets forth information on those individuals names in Table I as to the options exercised during the year and the status of outstanding options at year end.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
----------------------------------------------------------------------------------------------------
       (a)           (b)                      (c)                     (d)                    (e)
                                                                                          Value of
                                                                   Number of            Unexercised
                                                                  Unexercised          In-the-Money
                                                                  Options/SARs         Options/SARs
                                                                   at FY-End           at FY-End ($)
                   Shares Acquired           Value                Exercisable/          Exercisable/
Name           Exercise (#)                 Realized             Unexercisable         Unexercisable
                                               ($)
----------------------------------------------------------------------------------------------------
Stuart C. Baker     0                           0                      0                     0
President
----------------------------------------------------------------------------------------------------
William W. Holl     0                           0                      0                     0
V.P. Finance
----------------------------------------------------------------------------------------------------
Michael Newkirk   1,250                       4,594                    0                     0
V.P. Sales/Mkt.
----------------------------------------------------------------------------------------------------

IV.    CORPORATE COMPARISON

The purpose of this table is to compare the performance of the Company's stock against the NASDAQ stock market total return index (TRI). Total return includes stock appreciation/depreciation plus dividends. The chart assumes $100 was invested 5 years ago. The TRI is the average total return of all U.S. companies traded over the NASDAQ stock market.

YEAR     AMISTAR     NASDAQ     AMISTAR     NASDAQ     AMISTAR     NASDAQ
---------------------------------------------------------------------------
1991     $100.00    $100.00     $100.00     $100.00      1           1
1992     $125.00    $116.00     $100.00     $100.00      1.25        1.16
1993     $187.50    $134.00     $100.00     $100.00      1.875       1.34
1994     $193.80    $131.00     $100.00     $100.00      1.938       1.31
1995     $925.00    $185.00     $100.00     $100.00      9.25        1.85
1996     $318.70    $227.00     $100.00     $100.00      3.187       2.27


                 Above table is represented as a graph here

Savings and Retirement Plan
---------------------------

The Company maintains the Amistar Corporation Saving and Retirement Plan (the "Retirement Plan") which is a tax-qualified plan under the Internal Revenue Code (the "Code"). All employees (including officers of the Company) are eligible to participate in the Retirement Plan following the completion of one year of service. The Retirement Plan has been amended, effective as of January 1, 1983, to allow participants to elect to treat their contributions to the Retirement Plan as being either to a normal thrift plan or to a plan satisfying the requirements of Section 401(k) of the Code. Among other differences, contributions by participants to the Retirement Plan which the participant elects to treat as being to a normal thrift plan are not deductible for federal income tax purposes, while contributions which the participant elects to treat as being to a plan satisfying the requirement of Section 401(k) of the code are deductible. Participants under the Retirement Plan may make contributions under its normal thrift plan provisions of up to 6% of their gross compensation from the Company. Participants who elect to treat their contributions under the
Section 401(k) provisions of the Retirement Plan may make contributions of similar amounts except that the maximum amount of contributions by certain highly compensated employees may be limited to a lower percentage of their compensation, depending upon the amount of contributions by other employees under the Section 401(k) provisions of the Retirement Plan. The Company is obligated to make a matching contribution to the Retirement Plan equal to 50% of the first 6% of compensation contributed by each participant. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of the Company's matching contributions. Participants may also make additional non-deductible, non-matched contributions of up to 4% of their compensation. Participants are always fully vested in all of their contributions to the Retirement Plan (and in the earnings on such contributions), and participants attain a vested right to the Company's matching contributions made on their behalf to the Retirement Plan (and the earnings thereon) at the rate of 20% for each full year of service after one year until such participants are fully vested after six full years of service.


Stock Option Plan
-----------------

In February, 1984 the Company's Board of Directors and common shareholders approved the 1984 Employee Stock Option Plan, which permitted the issuance to employees of the Company and its subsidiaries of up to 340,000 incentive stock options or non-qualifying stock options. Specific terms of the options were determined by a committee of the Board; however, no options could be granted at less than the fair market value of the common stock or for terms exceeding ten years. This plan expired in February, 1994. At that time there were 113,500 options outstanding at prices ranging between $.875 and $2.125. In 1994 options for 57,250 shares were exercised and 5,750 expired, and in 1995 37,250 shares were exercised and 5,000 shares expired. At December 31, 1995 there were 8,250 options outstanding under the 1984 plan with an exercise price at $2,125. Options for 1,250 shares were exercised in 1996 and the balance in January 1997.

At the annual meeting held on May 4, 1994 shareholders approved the 1994 Employee Stock Option Plan which succeeded the 1984 plan. The 1994 plan permits the issuance to employees of the Company and its subsidiaries of up to 310,000 incentive stock options at no less than the fair market value of the common stock on the date of grant. Specific terms

-----------------------------

of the options are similar to that of the 1984 plan and were set forth in the Proxy Statement dated March 15, 1994. Options for 5,000 shares at $2.4375 were outstanding at December 31, 1996, of which 1,250 are currently exercisable.


Bonus Plan
----------

The Compensation Committee of the Board of Directors instituted a bonus plan for executives of the Company effective with years beginning January 1, 1989. It provides that bonuses will be paid to certain executives of the Company based on a formula of before or after tax profits (whichever is larger) which exceed five percent of sales. The formula is: bonus is a percentage of salary which equal 3, 4 or 5 times the percentage before or after tax return on sales in excess of five percent. In addition the Board may grant discretionary awards. Mr. Baker, Mr. Holl, and Mr. Newkirk are in the plan. No bonuses were paid in 1993, however the Board authorized ,and the Company accrued $31,000 in bonuses to be paid in 1994 based upon 1993 results. No bonuses were accrued for 1994. The Board authorized, and the Company accrued, $201,000 in bonuses based upon 1995 results which, were paid in 1996. The Board authorized, and the Company accrued $150,000 in bonuses based upon 1996 results to be paid in 1997.


Remuneration of Directors
-------------------------

Each non-employee director of the Company receives compensation of $2,500 per quarter and reimbursement of expenses incurred in serving as a director.


Certain Transactions
--------------------

The Company purchases certain electronic components used in its products from Marshall Industries. Gordon S. Marshall, Director of the Company, is Chairman of the Board of Marshall Industries. During 1996, purchases from Marshall Industries aggregated approximately $683,000. In addition the Company performs contract assembly of printed circuit boards for Marshall Industries. Sales in 1996 of contract assemblies to Marshall Industries were $924,000.

The Company sells its products to Automation, Ltd., the Company's distributor for the U.K. and Ireland. Richard A. Butcher, a Director of the Company, is Managing Director of Automation, Ltd. Sales to Automation, Ltd. were $82,000 in 1996.

                                MISCELLANEOUS

KPMG Peat Marwick served as independent auditors of the Company for fiscal 1996 and has been selected to serve in that capacity again during fiscal 1997.


Shareholder Proposals
---------------------

Shareholder proposals complying with the applicable rules under the 1934 Act intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company by November 1, 1997 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of the Secretary, Amistar Corporation, 237 Via Vera Cruz, San Marcos, CA 92069.


Other Business
--------------

The Company is not aware of any other business to be presented at the Annual Meeting. All shares of Common Stock represented by proxies will be voted in favor of the proposals of the Company unless otherwise indicated on the form of proxy. If any other matters come before the meeting, proxy holders will vote thereon according to their best judgment.

                                 By Order of the Board of Directors

                                 By: /s/ William W. Holl

                                 William W. Holl
                                 Secretary

San Marcos, California
March 17, 1997